EXHIBIT 99.1

Fluidigm Announces Preliminary Revenue Exceeding Guidance for the Fourth Quarter and Full Year 2021

Fourth quarter preliminary revenue of $38.0 to $38.3 million

Full year 2021 preliminary revenue of $130.3 to $130.6 million

Base product and service revenue growth of approximately 13% for fourth quarter and 12% for full year as new Biomark OEM and CyTOF XT instruments contributed to revenue

SOUTH SAN FRANCISCO, Calif., Jan. 11, 2022 (GLOBE NEWSWIRE) -- Fluidigm Corporation (NASDAQ: FLDM) today announced preliminary revenue for the fourth quarter and full year ended December 31, 2021, exceeding the company’s guidance for those periods.

Fourth Quarter Revenue Highlights

  Fourth quarter 2021 total revenue of $38.0 to $38.3 million, exceeding the company’s prior guidance range of $31–$34 million.
  Base product and service revenue (excluding COVID-19 testing revenue) of $35.1 to $35.4 million, or a year-over-year growth of approximately 13%–14%.
  Mass Cytometry product and service revenue of $21.0 to $21.2 million, or a year-over-year growth of approximately 8%–9%.
  Base Microfluidics product and service revenue of $14.1 to $14.2 million (excluding COVID-19 testing revenue of approximately $2.7 million), or a year-over-year growth of approximately 22%.

Full Year Revenue Highlights

  Full year 2021 total revenue of $130.3 to $130.6 million, exceeding the company’s prior guidance range of $123–$127 million.
  Base product and service revenue (excluding COVID-19 testing revenue) of $111.9 to $112.2 million, or a year-over-year growth of approximately 12%.
  Mass Cytometry product and service revenue of $67.5 to $67.7 million, or a year-over-year growth of approximately 9%.
  Base Microfluidics product and service revenue of $44.4 to $44.5 million (excluding COVID-19 testing revenue of approximately $14.1 million), or a year-over-year growth of approximately 17%.
  New instrument platforms launched in 2021, including CyTOF® XT, contributed approximately $10 million to base product and service revenue.

“Core demand for our products remained healthy during the quarter. Supply chain issues were partially resolved, and we were able to meet a significant portion of this demand,” said Chris Linthwaite, President and CEO. “We remain focused on managing our global supply chain, and we are encouraged by customer adoption of our new products and overall growth in our base business.”

These financial results are preliminary and subject to completion of Fluidigm® financial statements for the quarter and fiscal year ended December 31, 2021, and the audit of those financial statements by the company’s independent registered public accounting firm. The company plans to report financial results for the period ended December 31, 2021, in February 2022.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding anticipated financial results and supply chain management. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to the potential adverse effects of the coronavirus pandemic on our business and operating results; risks related to our cash management plans and financing alternatives; and interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products. Information on these and additional risks and uncertainties and other information affecting Fluidigm's business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2020, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (Nasdaq:FLDM) focuses on the most pressing needs in translational and clinical research, including cancer, immunology, and immunotherapy. Using proprietary CyTOF and microfluidics technologies, we develop, manufacture, and market multi-omic solutions to drive meaningful insights in health and disease, identify biomarkers to inform decisions, and accelerate the development of more effective therapies. Our customers are leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide. Together with them, we strive to increase the quality of life for all. For more information, visit fluidigm.com.

Fluidigm, the Fluidigm logo, Biomark™, CyTOF, and CyTOF XT™ are trademarks and/or registered trademarks of Fluidigm Corporation or its affiliates in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information
We use our website (fluidigm.com), investor site (investors.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (facebook.com/Fluidigm), and LinkedIn page (linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

Contacts:
Investors:
Peter DeNardo
415 389 6400
IR@fluidigm.com

Media:
Mark Spearman
Corporate Communications
650 243 6621
mark.spearman@fluidigm.com